UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2006

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

                On May 3, 2006, First Community Bancorp (the “Company”) issued a press release announcing that the Company’s Board of Directors had (i) increased the quarterly cash dividend from $0.25 to $0.32, and declared such cash dividend payable on May 31, 2006 to shareholders of record at the close of business on May 16, 2006; and (ii) approved a stock repurchase program pursuant to which the Company is authorized to purchase up to 1 million shares of Company common stock over the next twelve months, in the open market and in negotiated transactions, subject to market, corporate and regulatory conditions.

                Attached hereto as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated May 3, 2006.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 4, 2006

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President,
General Counsel and Secretary